Exhibit 5
                                                                     ---------



                             JOINT FILING AGREEMENT

     The  undersigned  acknowledge  and agree that the  foregoing  statement  on
Schedule 13D with respect to the Common Stock, par value $.01 per share, of NESTOR, INC., is filed on behalf of each of the undersigned and David A. Polak and Polak Investors, LLC acknowledge and agree that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of David A. Polak and Polak Investors, LLC without the necessity of filing additional joint filing agreements. David A. Polak and Polak Investors, LLC acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent it knows or has reason to believe that such information is inaccurate.


Dated:  October 31, 2002




                                            By:   /s/ David A. Polak
                                                -------------------------------
                                                David A. Polak



                                            POLAK INVESTORS, LLC


                                            By:   /s/ David A. Polak
                                                -------------------------------
                                                David A. Polak, Manager



                                            NTS INVESTORS, LLC


                                            By:
                                                -------------------------------
                                                David A. Polak, Managing Member